SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

October 26, 2005
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	1-7349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated October 27, 2005

Item 1.01.  Entry into a Material Definitive Agreement.

On October 26, 2005, the Company’s Board of Directors approved accelerating the vesting of out-of-the-money, nonqualified options to purchase the Company’s common stock held by current employees, including executive officers. These options were granted to the employees on April 27, 2005. No options held by nonemployee directors were subject to the acceleration. All options granted on April 27, 2005, were priced above $37.05, the closing price of the common stock on October 26, 2005, and were considered to be out-of-the-money. The acceleration is effective as of October 26, 2005.  Incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, will not be covered by this acceleration of vesting. The following table summarizes the options subject to the accelerations:

	Aggregate Number of Shares Issuable Under Accelerated Options	Exercise Price Per Share
Executive Officers:
R. David Hoover	82,000	$39.74
Hanno C. Fiedler	N/A	N/A
John R. Friedery	22,000	$39.74
Raymond J. Seabrook	19,500	$39.74
David A. Westerlund	19,500	$39.74

All executive officers as a group (5 persons):	143,000	$39.74

All other employees:	522,455	$39.74

Total:	665,455

Accelerated vesting of these options eliminates future compensation expense the Company would otherwise recognize in its income statement with respect to these options upon the effectiveness of FASB Statement No. 123R (Share-Based Payment) over the next four years.  The maximum future expense that is eliminated is approximately $5 million pretax and approximately $3 million after-tax.  This amount will be reflected in pro forma footnote disclosure in the Company's future financial statements, as permitted under the transition guidance provided by the FASB.  In addition, the accelerated vesting may have a positive effect on employee morale.

Item 2.02.  Results of Operations and Financial Condition.

On October 27, 2005, Ball Corporation (the “Company”) issued a press release announcing its third quarter earnings for 2005 and earnings for the first nine months of 2005, which results are set forth in the press release dated October 27, 2005, and attached hereto as Exhibit 99.1.

The earnings information regarding the third quarter, as well as the information regarding the use of non-GAAP financial measures, is set forth in the attached press release.

The information in this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2005, the Company’s Board of Directors amended Article Five of the Bylaws effective October 26, 2005, to extend the Company's indemnification to directors and officers of subsidiaries of the Company with respect to liabilities or costs of defense that may be incurred in any proceeding to which the officer or director is a named party that arises out of conduct on behalf of the Company.

Item 8.01.  Other Events.

On October 26, 2005, the Company’s Board of Directors authorized the repurchase by the Company of up to a total of 12 million shares of its common stock. This repurchase authorization replaces all previous authorizations and is described in the press release dated October 26, 2005, and attached hereto as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

The following are furnished as exhibits to this report:

Exhibit 3(ii) Ball Corporation Bylaws as amended on October 26, 2005, including the changes referred to in Section 5.03 above.

Exhibit 99.1 Ball Corporation Press Release dated October 27, 2005.

Exhibit 99.2 Ball Corporation Press Release dated October 26, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:  /s/ Raymond J. Seabrook
   Name:  Raymond J. Seabrook
         Title:  Senior Vice President and Chief Financial Officer

Date: October 27, 2005

Ball Corporation
Form 8-K
October 27, 2005

EXHIBIT INDEX
Description	Exhibit

Bylaws as amended as of October 26, 2005	3(ii)

Press Release dated October 27, 2005	99.1

Press Release dated October 26, 2005.	99.2